SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549




                           FORM 8-K

                        CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2004
                                                 ---------------

                       A.P. PHARMA, INC.
    ------------------------------------------------------
    (Exact name of Registrant as specified in its charter)


          DELAWARE                 1-16109          94-2875566
----------------------------    ----------    -----------------
(State or other jurisdiction    (Commission       (IRS Employer
      of incorporation)         File Number)  Identification No.)


       123 SAGINAW DRIVE, REDWOOD CITY, CALIFORNIA  94063
     --------------------------------------------------------
     (Address of principal executive offices)       (Zip code)

      Registrant's telephone number, including area code:
                       (650) 366-2626
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                             N/A
    -------------------------------------------------------------
    (Former Name or Former Address, if Changed Since Last Report)




               INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.

On June 24, 2004, A.P. Pharma, Inc. ("A.P. Pharma") announced a sale of 4,183,335 shares of its common stock at a price of $3.00 per share, for gross proceeds of $12,550,000, to various institutional investors. The shares were offered under A.P. Pharma's shelf registration statement on Form S-3 (File Nos. 333-115156), as amended.

A.P. Pharma expects to receive net proceeds from the offering of approximately $11.8 million after deducting placement agent fees and estimated costs associated with the offering. Olympus
Securities LLC served as placement agent.

Copies of the engagement letter between A.P. Pharma and Olympus Securities LLC, dated as of June 7, 2004, a form of the Common Stock Purchase Agreement among A.P. Pharma and the purchasers, and a press release related to the offering are attached as Exhibits 99.1, 99.2 and 99.3 to this current report and are incorporated herein by reference.


ITEM 7.   Financial Statements and Exhibits

    (c)   Exhibits

   99.1   Engagement letter between A.P. Pharma and Olympus
          Securities LLC, dated as of June 7, 2004.
   99.2 Common Stock Purchase Agreement among A.P. Pharma and the purchasers dated as of June 23, 2004.
   99.3   Press release dated June 24, 2004.




                         SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     A.P. PHARMA, INC.


Date: June 25, 2004                  By: /S/ Michael O'Connell
     ------------------                 ----------------------
                                     Michael P. J. O'Connell,
                                     President and Chief
                                     Executive Officer



                        EXHIBIT INDEX

99.1   Engagement letter between A.P. Pharma and Olympus
       Securities LLC, dated as of June 7, 2004.
99.2 Common Stock Purchase Agreement among A.P. Pharma and the purchasers dated as of June 23, 2004.
99.3   Press release dated June 24, 2004.

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